EXHIBIT E
                  JOINT FILING AGREEMENT AND POWER OF ATTORNEY
                               -----------------

            In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the undersigned persons agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Allegheny Teledyne Incorporated, and further agree that this agreement shall be included as an exhibit to such joint filings.

            The undersigned, Dorothy P. Simmons, hereby constitutes and appoints Richard P. Simmons her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for her and in her name, place and stead to sign any and all schedules (including, without limitation, Schedules 13D), statements and reports which she may be required to file pursuant to the
Securities Exchange Act of 1934, and all amendments to such schedules, statements and reports, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and elsewhere as required by said Act, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

            WITNESS the due execution hereof.


Date:  March 12, 1997                     /s/Richard P. Simmons
                                          ------------------------------
                                          Richard P. Simmons


Date:  March 12, 1997                     /s/Dorothy P. Simmons
                                          ------------------------------
                                          Dorothy P. Simmons




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